    As filed with the Securities and Exchange Commission on January 29, 2001
                                                     Registration No. 333-______

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                               NEOFORMA.COM, INC.
             (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                      77-0424252
      (State or Other Jurisdiction                           (IRS Employer
   of Incorporation or Organization)                     Identification No.)

                                3061 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95134
          (Address of Principal Executive Offices, including Zip Code)

                             NON-PLAN STOCK OPTIONS
                          GRANTED BY EQUIPMD, INC. AND
                    ASSUMED BY REGISTRANT IN CONNECTION WITH
                   REGISTRANT'S ACQUISITION OF EQUIPMD, INC.
                            (Full Title of the Plan)

                               ANDREW GUGGENHIME
                            CHIEF FINANCIAL OFFICER
                               NEOFORMA.COM, INC.
                                3061 ZANKER ROAD
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 468-4000
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   Copies to:
                              DAVID W. HEALY, ESQ.
                            SCOTT J. LEICHTNER, ESQ.
                               NINA L. HONG, ESQ.
                               FENWICK & WEST LLP
                              TWO PALO ALTO SQUARE
                          PALO ALTO, CALIFORNIA 94306
                                 (650) 494-0600
                            (Counsel to Registrant)


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                        PROPOSED          PROPOSED
                                         AMOUNT          MAXIMUM          MAXIMUM          AMOUNT OF
     TITLE OF EACH CLASS OF              TO BE       OFFERING PRICE      AGGREGATE       REGISTRATION
  SECURITIES TO BE REGISTERED          REGISTERED       PER SHARE      OFFERING PRICE         FEE
-----------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value        1,075,501(1)       $3.14(2)      $3,377,073.14        $844.00
-----------------------------------------------------------------------------------------------------

(1) Represents shares subject to non-plan options granted by EquipMD, Inc. and assumed by Registrant pursuant to Registrant's acquisition of EquipMD, Inc. effective April 28, 2000.

(2) Weighted average per share exercise price for such outstanding options calculated pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended (the "SECURITIES ACT").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed with the Securities and Exchange Commission (the "COMMISSION") are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 filed with the Commission on March 30, 2000, as amended on May 1, 2000.

        (b) The Registrant's Form 10-Q filed pursuant to 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), for the quarterly period ended March 31, 2000.

        (c) The Registrant's Form 10-Q filed pursuant to 13 or 15(d) of the Exchange Act for the quarterly period ended June 30, 2000.

        (d) The Registrant's Form 10-Q filed pursuant to 13 or 15(d) of the Exchange Act for the quarterly period ended September 30, 2000.

        (e)  The Registrant's Current Report on Form 8-K filed on April 3, 2000.

        (f)  The Registrant's Current Report on Form 8-K filed on April 4, 2000.

        (g) The Registrant's Current Report on Form 8-K filed on May 3, 2000, as amended by the Registrant's Current Report on Form 8-K/A filed on July 12, 2000.

        (h)  The Registrant's Current Report on Form 8-K filed on May 31, 2000.

        (i)  The Registrant's Current Report on Form 8-K filed on October 19,
             2000.

        (j) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on December 30, 1999 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated into this registration statement by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

        As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

        - for any breach of the director's duty of loyalty to the Registrant or its stockholders;

        - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

        - under section 174 of the Delaware General Corporation Law regarding unlawful dividends and stock purchases; or

        - for any transaction from which the director derived an improper personal benefit.

        As permitted by the Delaware General Corporation Law, the Registrant's bylaws provide that:

        - the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions;

        - the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to certain very limited exceptions; and

        -    the rights conferred in the bylaws are not exclusive.

        In addition, the Registrant has entered into indemnity agreements with each of its current directors and officers. These agreements provide for the indemnification of officers and directors for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

        The Registrant has also obtained directors' and officers' insurance to cover its directors, officers and some of its employees for certain liabilities, including public securities matters.

        The Underwriting Agreement relating to the Registrant's initial public offering, effected pursuant to a registration statement on Form S-1 (File No. 333-89077), declared effective January 21, 2000 (the "FORM S-1"), provides for indemnification by the underwriters of the Registrant and its directors and officers for certain liabilities. The indemnification provision in the Registrant's amended and restated certificate of incorporation, restated bylaws and the indemnity agreements entered into between the Registrant and each of the Registrant's directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

        Reference is made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

        1.   Form of Underwriting Agreement (incorporated by reference to
             Exhibit 1.01 to the Form S-1).

        2. Form of Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex D to the Registrant's definitive proxy statement on Schedule 14A (File No. 000-28715) filed on June 29, 2000).

        3. Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.03 to the Form S-1).

        4. Form of Indemnity Agreement entered into between the Registrant and its directors and officers (incorporated by reference to Exhibit
             10.01 to the Form S-1).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

   4.01 Form of Third Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Annex D to the Registrant's definitive proxy statement on Schedule 14A (File No. 000-28715) filed on June 29, 2000).

   4.02 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.03 to the Form S-1).

   4.03 Form of Specimen Certificate for the Registrant's common stock (incorporated by reference to Exhibit 4.01 to the Form S-1).

   4.04 Second Amended and Restated Investors' Rights Agreement dated as of October 14, 1999 among the Registrant and certain stockholders named therein, as amended in November 1999 (incorporated by reference to Exhibit 4.02 to the Form S-1).

   4.05 Forms of Nonqualified Stock Option Agreements for non-plan options granted by EquipMD, Inc. and assumed by Registrant.

   5.01        Opinion of Fenwick & West LLP.

   23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02       Consent of Arthur Andersen LLP, independent accountants.

   24.01       Power of Attorney (see page 6).

ITEM 9. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (a) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the registration statement;

                provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions discussed in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered under this registration statement, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 29th day of January, 2001.


                                      NEOFORMA. COM, INC.


                                      By:  /s/ ROBERT J. ZOLLARS
                                          -----------------------------------
                                          Robert J. Zollars
                                          Chief Executive Officer


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert J. Zollars and Andrew Guggenhime, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                  TITLE                          DATE
               ---------                                  -----                          ----
        /s/ ROBERT J. ZOLLARS             President, Chief Executive Officer and   January 29, 2001
---------------------------------------   Chairman of the Board
           ROBERT J. ZOLLARS

        /s/ ANDREW GUGGENHIME             Chief Financial Officer                  January 29, 2001
---------------------------------------
           ANDREW GUGGENHIME

         /s/ CURT NONOMAQUE               Director                                 January 29, 2001
---------------------------------------
            CURT NONOMAQUE

       /s/ RICHARD D. HELPPIE             Director                                 January 29, 2001
---------------------------------------
          RICHARD D. HELPPIE

          /s/ MARK MCKENNA                Director                                 January 29, 2001
---------------------------------------
             MARK MCKENNA

        /s/ ANDREW FILIPOWSKI             Director                                 January 29, 2001
---------------------------------------
           ANDREW FILIPOWSKI

       /s/ JEFFREY HILLEBRAND             Director                                 January 29, 2001
---------------------------------------
          JEFFREY HILLEBRAND

          /s/ MICHAEL MURRAY              Director                                 January 29, 2001
---------------------------------------
            MICHAEL MURRAY

                                  EXHIBIT INDEX


  EXHIBIT                                      EXHIBIT
  NUMBER                                        TITLE
  ------                                        -----
   4.01        Form of Third Amended and Restated Certificate of Incorporation
               of the Registrant (incorporated by reference to Annex D to the
               Registrant's definitive proxy statement on Schedule 14A (File No.
               000-28715) filed on June 29, 2000).

   4.02 Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.05 to the Form S-1).

   4.03        Form of Specimen Certificate for the Registrant's common stock
               (incorporated by reference to Exhibit 4.01 to the Form S-1).

   4.04        Second Amended and Restated Investors' Rights Agreement dated
               October 16, 1999, among the Registrant and certain stockholders named therein (incorporated by reference to Exhibit 4.02 to the Form S-1).

   4.05 Forms of Nonqualified Stock Option Agreements for non-plan options granted by EquipMD, Inc. and assumed by Registrant.

   5.01        Opinion of Fenwick & West LLP.

   23.01       Consent of Fenwick & West LLP (included in Exhibit 5.01).

   23.02       Consent of Arthur Andersen LLP, independent accountants.

   24.01       Power of Attorney (see page 6).